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                                  EXHIBIT 10.1

                        AMENDMENT TO EMPLOYMENT AGREEMENT


         This Amendment to Employment Agreement, dated as of the 10th day of December, 1998, is between Thousand Trails, Inc., a Delaware Corporation (the "Corporation"), and William J. Shaw, a resident of Frisco, Texas (the "Executive").

                                    RECITALS

         The Corporation and the Executive entered into an Employment Agreement, dated as of May 5, 1995 (the "Employment Agreement"). The Executive has requested, and the Board of Directors of the Corporation has approved, an amendment to the Employment Agreement as set forth herein.

                                   AGREEMENTS

         In consideration of the mutual covenants and promises set forth herein and other good and valuable consideration, the Corporation and the Executive agree as follows:

         1. AMENDMENT OF SECTION 3B. Section 3B of the Employment Agreement is hereby amended in its entirety to read as follows:

         "SECTION 3B. CHANGE IN CONTROL BONUS. In addition to all other compensation payable to the Executive under this Employment Agreement, if during the Term of Employment a Change in Control (as hereinafter defined) occurs, the Corporation shall pay to the Executive a cash bonus in an amount equal to the Executive's then current Base Salary multiplied by two (the "Change in Control Bonus"). The Corporation shall pay, or cause NACO to pay, the Change in Control Bonus to the Executive promptly after the Corporation becomes aware of the occurrence of a Change in Control.

      (a) A "Change in Control" shall mean an Unaffiliated Person's (as hereinafter defined) purchase from the Major Shareholder (as hereinafter defined) of 42% or more of the outstanding shares of Common Stock after the date of this Employment Agreement.

      (b) An "Unaffiliated Person" shall mean a person or group of persons acting together other than: (i) the Executive, an affiliate of the Executive, or any member of his immediate family, (ii) the Corporation, any subsidiary of the Corporation, or any employee benefit plan of the Corporation or any of its subsidiaries, or (iii) the Major Shareholder, any person who is part of the Major Shareholder, any affiliate of the Major Shareholder or any such person or any member of the immediate family of any such affiliate or person.

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                                  EXHIBIT 10.1

      (c) The "Major Shareholder" shall mean Carl Marks Management Co., L.P. and the persons whose shares of Common Stock it is described as beneficially owning in the Corporation's most recent annual meeting proxy statement prior to the date of this Employment Agreement.

      (d) For purposes of this Section 3B, a Change of Control can occur only once.

      (e) Notwithstanding anything to the contrary in this Section 3B, however, if the Change in Control Bonus, along with any other payments to the Executive, would be subject to any excise tax, including the excise tax on excess parachute payments set forth in Section 4999 of the Internal Revenue Code of 1986, as amended, then the amount of the Change in Control Bonus shall be decreased to the extent that such decrease would cause the Executive to receive a greater net amount with respect to the Change in Control Bonus after consideration of applicable excise and income taxes."

         2. RATIFICATION. Except as modified by the terms of this Amendment, the terms of the Employment Agreement are hereby ratified and shall continue in full force and effect.

         Executed as of the day and year first above written.

                                      THOUSAND TRAILS, INC.



                                      /s/ Walter B. Jaccard
                                      ---------------------------------
                                      Walter B. Jaccard, Vice President


                                      THE EXECUTIVE


                                      /s/ William J. Shaw
                                      ---------------------------------
                                      William J. Shaw

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